Exhibit 99.1
Super Micro Computer, Inc. Announces 3rd Quarter 2014 Financial Results
SAN JOSE, Calif., April 22, 2014 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter fiscal 2014 financial results for the quarter ended March 31, 2014.
Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $373.8 million, up 4.9% from the second quarter of fiscal year 2014 and up 34.4% from the same quarter of last year.

•	GAAP net income of $16.6 million, up 24.3% from the second quarter of fiscal year 2014 and up 135.4% from the same quarter of last year.

•	GAAP gross margin of 15.3%, down from 15.5% in the second quarter of fiscal year 2014 and up from 14.0% in the same quarter of last year.

•	Server solutions accounted for 50.1% of net sales compared with 48.8% in the second quarter of fiscal year 2014 and 41.8% in the same quarter of last year.

Net sales for the third quarter ended March 31, 2014 totaled $373.8 million, up 4.9% from $356.4 million in the second quarter of fiscal year 2014. No customer accounted for more than 10% of net sales during the quarter ended March 31, 2014.
GAAP net income for the third quarter of fiscal year 2014 was $16.6 million or $0.35 per diluted share, an increase of 135.4% from the net income of $7.0 million, or $0.16 per diluted share in the same period a year ago. Included in net income for the quarter is $2.8 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the third quarter was $17.8 million, or $0.37 per diluted share, compared to non-GAAP net income of $10.0 million, or $0.23 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the second quarter of fiscal year 2014 by $1.9 million or $0.02 per diluted share.
GAAP gross margin for the third quarter was 15.3% compared to 14.0% in the same period a year ago. Non-GAAP gross margin for the third quarter was 15.4% compared to 14.1% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the second quarter of fiscal year 2014 were both 15.5%.
The Company's cash and cash equivalents and short and long term investments at March 31, 2014 were $104.4 million compared to $95.7 million at June 30, 2013. Free cash flow for the nine months ended March 31, 2014 was $(24.3) million primarily due to the purchase of real property in San Jose, California for $30.1 million partially offset by an increase in cash provided by operating activities for $12.5 million.
Business Outlook & Management Commentary
The Company expects net sales of $370 million to $410 million for the fourth quarter of fiscal year 2014 ending June 30, 2014. The Company expects non-GAAP earnings per diluted share of approximately $0.35 to $0.41 for the fourth quarter.
“Supermicro’s third quarter was a second straight quarter of record highs for revenue and earnings. Revenues were 34.4% higher year over year with strong growth coming from North America and from internet data centers. We grew again in multiples of the industry growth rate, expanded market share, and continued to lead the industry in system innovation and time to market," said Charles Liang, CEO and President of Super Micro. “As we extend our business model to provide more complete solutions including software and maintenance support together with our global operations, we are prepared to drive Supermicro to increased sales momentum in 2014."
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference call, please call 1-888-329-8893 (international callers dial 1-719-325-2491) 10 minutes prior. A recording of the conference call will be available until 11:59 pm ET on Tuesday, May 6, 2014 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 6828329. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference call conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, FatTwin™, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, FatTwin, UltraTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$101,714	$93,038
Accounts receivable, net	182,028	149,340
Inventory	295,089	254,170
Deferred income taxes – current	21,168	15,786
Prepaid income taxes	5,426	4,039
Prepaid expenses and other current assets	5,420	6,819
Total current assets	610,845	523,192
Long-term investments	2,637	2,637
Property, plant and equipment, net	128,504	95,912
Deferred income taxes – noncurrent	5,740	7,275
Other assets	2,815	3,241
Total assets	$750,541	$632,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$205,246	$172,855
Accrued liabilities	32,372	34,122
Income taxes payable	12,782	6,049
Short-term debt and current portion of long-term debt	42,130	28,638
Total current liabilities	292,530	241,664
Long term debt-net of current portion	4,433	6,533
Other long-term liabilities	11,039	10,336
Total liabilities	308,002	258,533
Stockholders' equity:
Common stock and additional paid-in capital	188,931	157,712
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(74)	(69)
Retained earnings	255,538	217,930
Total Super Micro Computer Inc. stockholders' equity	442,365	373,543
Noncontrolling interest	174	181
Total stockholders' equity	442,539	373,724
Total liabilities and stockholders' equity	$750,541	$632,257

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Net sales	$373,755	$278,034	$1,039,133	$840,228
Cost of sales	316,491	239,141	879,985	726,198
Gross profit	57,264	38,893	159,148	114,030
Operating expenses:
Research and development	20,570	18,606	61,234	55,651
Sales and marketing	9,416	8,713	27,257	25,424
General and administrative	5,806	6,134	16,938	18,225
Total operating expenses	35,792	33,453	105,429	99,300
Income from operations	21,472	5,440	53,719	14,730
Interest and other income, net	10	2	73	24
Interest expense	(156)	(142)	(535)	(449)
Income before income tax provision	21,326	5,300	53,257	14,305
Income tax provision (benefit)	4,752	(1,740)	15,649	1,452
Net income	$16,574	$7,040	$37,608	$12,853
Net income per common share:
Basic	$0.38	$0.17	$0.87	$0.31
Diluted	$0.35	$0.16	$0.82	$0.29
Weighted-average shares used in calculation of net income per common share:
Basic (a)	43,992	42,147	43,128	41,901
Diluted (b)	47,424	44,148	45,857	43,921

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Cost of sales	$246	$232	$726	$696
Research and development	1,723	1,666	4,993	4,928
Sales and marketing	306	389	925	1,182
General and administrative	531	563	1,539	1,856

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Nine Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$37,608	$12,853
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	4,590	5,900
Stock-based compensation expense	8,183	8,662
Excess tax benefits from stock-based compensation	(2,719)	(844)
Allowance for doubtful accounts	1,384	696
Provision for inventory	2,427	8,744
Exchange gain	(334)	(158)
Deferred income taxes	(3,847)	(6,205)
Changes in operating assets and liabilities:
Accounts receivable, net	(34,072)	(21,021)
Inventory	(43,346)	10,514
Prepaid expenses and other assets	1,417	169
Accounts payable	32,492	(9,602)
Income taxes payable, net	9,879	1,943
Accrued liabilities	(1,767)	3,268
Other long-term liabilities	579	(1,350)
Net cash provided by operating activities	12,474	13,569

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(36,779)	(4,346)
Restricted cash	401	(407)
Proceeds from investments	—	300
Net cash used in investing activities	(36,378)	(4,453)

FINANCING ACTIVITIES:
Proceeds from debt	17,354	20,641
Repayment of debt	(5,620)	(17,373)
Proceeds from exercise of stock options	19,154	1,446
Excess tax benefits from stock-based compensation	2,719	844
Payment of obligations under capital leases	(26)	(31)
Payments under receivable financing arrangements	(8)	(586)
Contribution from noncontrolling interests	—	168
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(651)	(1,022)
Net cash provided by financing activities	32,922	4,087
Effect of exchange rate fluctuations on cash	(342)	(55)
Net increase in cash and cash equivalents	8,676	13,148
Cash and cash equivalents at beginning of period	93,038	80,826
Cash and cash equivalents at end of period	$101,714	$93,974
Supplemental disclosure of cash flow information:
Cash paid for interest	$533	$551
Cash paid for taxes, net of refunds	$8,940	$6,793
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$2,055	$180

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
GAAP GROSS PROFIT	$57,264	$38,893	$159,148	$114,030
Add back stock-based compensation (c)	246	232	726	696
Non-GAAP GROSS PROFIT	$57,510	$39,125	$159,874	$114,726

GAAP GROSS MARGIN	15.3%	14.0%	15.3%	13.6%
Add back stock-based compensation (c)	0.1%	0.1%	0.1%	0.1%
Non-GAAP GROSS MARGIN	15.4%	14.1%	15.4%	13.7%

GAAP INCOME FROM OPERATIONS	$21,472	$5,440	$53,719	$14,730
Add back stock-based compensation (c)	2,806	2,850	8,183	8,662
Non-GAAP INCOME FROM OPERATIONS	$24,278	$8,290	$61,902	$23,392

GAAP NET INCOME	$16,574	$7,040	$37,608	$12,853
Add back stock-based compensation (c)	2,806	2,850	8,183	8,662
Add back adjustments to tax benefit (provision) (d)	(1,619)	139	(2,272)	(607)
Non-GAAP NET INCOME	$17,761	$10,029	$43,519	$20,908

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.38	$0.17	$0.87	$0.31
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.02	0.07	0.14	0.19
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.40	$0.24	$1.01	$0.50

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.35	$0.16	$0.82	$0.29
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.02	0.07	0.12	0.18
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.37	$0.23	$0.94	$0.47

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	43,992	42,147	43,128	41,901
BASIC - Non-GAAP (h)	43,996	42,330	43,167	42,121

DILUTED – GAAP (g)	47,424	44,148	45,857	43,921
DILUTED - Non-GAAP (h)	48,103	44,498	46,403	44,279

(a) Approximately $1,000 and $34,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and nine months ended March 31, 2014, respectively, and approximately $30,000 and $67,000 for the three and nine months ended March 31, 2013, respectively.

(b) Approximately $1,000 and $32,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and nine months ended March 31, 2014, respectively, and approximately $29,000 and $64,000 for the three and nine months ended March 31, 2013, respectively.
(c) Amortization of ASC Topic 718 stock-based compensation for the three and nine months ended March 31, 2014 and 2013.
(d) The provision of (benefit from) income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 26.4% and 29.2% for the three and nine months ended March 31, 2014, respectively, and (23.1)% and 9.0% for the three and nine months ended March 31, 2013, respectively.
(e) Approximately $1,000 and $39,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2014, respectively, and approximately $43,000 and $109,000 for the three and nine months ended March 31, 2013, respectively.
(f) Approximately $1,000 and $36,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2014, respectively, and approximately $41,000 and $104,000 for the three and nine months ended March 31, 2013, respectively.
(g) 3,500 and 38,784 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2014, respectively. 183,141 and 219,856 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2013, respectively.
(h) 3,500 and 38,784 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2014, respectively. 183,141 and 219,856 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2013, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F